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                                                                     Exhibit 4.7
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                               Cash Purchase Form
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Participant Name:
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Name of Affiliated Agency:
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Participant's Social Security/Tax ID #:
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Participant's Account #:
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Address:
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Telephone Number:
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Amount of Cash Enclosed:                $
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Do you want to change your Dividend Reinvestment Option?  You have previously indicated whether you want dividends paid on shares held in your plan account to be reinvested in Vesta common stock or paid in cash. If you wish to change your pre-existing election, please indicate below. If you do not want to change your pre-existing election, leave the following line blank.

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(indicate either (i) Dividend Reinvestment or (ii) Cash Dividends)

UNDER PENALTIES OF PERJURY, I CERTIFY THAT THE TAX IDENTIFICATION / SOCIAL SECURITY NUMBER SHOWN ABOVE IS CORRECT.

The above named participant in the Vesta Agents Stock Incentive Plan (the "Plan") hereby authorizes the Plan administrator to purchase shares for the account of the participant, in the amounts indicated above, on the next scheduled quarterly purchase date. If this Purchase Form is not received by Vesta at least 15 days prior to the next scheduled purchase date, I understand such purchase will not be made until the next succeeding scheduled purchase date.

I hereby represent and warrant to Vesta that (a) a copy of the most recent Plan prospectus covering the Plan has been delivered to the participant named above, and (b) the funds remitted with this form represent all funds contributed by the participant named above in payment of such purchase.


                                By:
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                                Name:
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                                Position with Entity:
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